United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2015

Date of Report

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

751 North Drive, Suite 9

Melbourne, FL  32934

 (Address of Principal Executive Offices)

(321) 610-7959

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

In this Current Report, references to “Oakridge Global Energy Solutions, Inc.,” “Oakridge,” the “Company,” “we,” “our,” “us” and words of similar import refer to Oakridge Global Energy Solutions, Inc., the Registrant.  Oak Ridge Micro-Energy, Inc., our wholly-owned Nevada subsidiary, which holds all of our patents, patents pending and proprietary and other rights to our thin film battery technology, is referred to herein as “Oak Ridge Nevada,” and is also included in the references to “Oakridge,” the “Company,” “we,” “our” and  “us.”

Item 4.01 Changes in Registrant’s Certifying Accountant.

(1) Management and the Board of Directors of Oakridge Global Energy Solutions, Inc. (the “Company”) recently completed a competitive process to determine what audit firm would serve as the Company’s independent registered public accounting firm.  On June 5, 2015, Management and the Board of Directors determined to dismiss Anderson Bradshaw PLLC (“Anderson Bradshaw”) as the Company’s independent registered public accounting firm effective immediately.

(a) During the fiscal years ending December 31, 2014, and 2013, and through June 5, 2015, there were no disagreements with Anderson Bradshaw on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Anderson Bradshaw’s satisfaction, would have caused Anderson Bradshaw to make reference to the subject matter thereof in connection with its reports for such years; or reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The reports of Anderson Bradshaw on the Company’s consolidated financial statements as of and for the years ended December 31, 2014, and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has provided Anderson Bradshaw with a copy of the disclosures it is making in this Current Report on Form 8-K and has requested that Anderson Bradshaw furnish the Company with a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures.  A copy of Anderson Bradshaw’s letter dated June 11, 2015, is attached as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

 Exhibit No.

Description of Exhibit

16.1

Letter of Anderson Bradshaw PLLC dated June 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

Date:	June 11, 2015	By:	/s/ Sean C. Kruuv
Sean C. Kruuv
Chief Financial Officer